UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2022

XPERI HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39304	84-4734590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPER	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2022, Xperi Holding Corporation (the “Company”) and Samir Armaly, who is serving as president of the Company’s IP business, have mutually agreed that his employment with the Company will terminate effective as of March 1, 2022.  In connection with such termination of employment, the Company entered into a Separation Agreement and Release with Mr. Armaly, dated February 18, 2022 (the “Separation Agreement”).   Pursuant to the Separation Agreement, Mr. Armaly is eligible to receive the following severance benefits:

•	Accelerated vesting of 372,244 of Mr. Armaly’s outstanding performance and time-based restricted stock units;
•	Continued health benefits provided by the Company for a period of up to 12 months; and
•	Annual bonus for calendar year 2021 in the amount of $495,000.

The severance payments and benefits are subject to Mr. Armaly’s execution of a general release of claims in favor of the Company and continued compliance with the confidentiality and cooperation covenants set forth in the Separation Agreement.

The foregoing summary is qualified in its entirety by the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending March 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022	Xperi HOLDING corporation

	By:	/s/ Robert Andersen
	Name:	Robert Andersen

	Title:	Chief Financial Officer